UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Senior Level Performance Bonus Plan

On May 20, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Porch Group, Inc. (the “Company”) approved the Company’s Senior Level Performance Bonus Plan (the “Bonus Plan”) applicable to the Company’s executive officers and certain other key employees. The Bonus Plan is intended to reward certain senior-level employees for their performance in meeting corporate and/or individual goals. The Bonus Plan provides for flexibility in establishing and weighting performance goals and performance modifiers, if any, as well as establishing the length of performance periods. The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the Bonus Plan, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

On May 20, 2022, the Compensation Committee also approved the 2022 bonus program for the continuing executive officers (Matthew Ehrlichman, Chief Executive Officer, and Matthew Neagle, Chief Operating Officer) and certain other members of senior management. For each of Messrs. Ehrlichman and Neagle, the Compensation Committee approved a target bonus of 100% of actual base salary paid (as established in their respective February 2022 employment agreements and continued from 2021), which can be earned as follows:

●	85% of the target bonus is earned based upon the achievement of two objective Company performance goals, revenue and Adjusted EBTIDA (loss) as a percentage of revenue, for the annual performance period ending December 31, 2022 under the Bonus Plan. The performance goals at target are based upon the Company’s 2022 budget, subject to adjustments approved by the Compensation Committee. This performance-based portion of the 2022 bonus program has a threshold and maximum bonus opportunity of 50% and 200% of the applicable target bonus based upon an approved performance grid; and

●	15% of the target bonus is earned in the Compensation Committee’s discretion. This discretionary portion of the 2022 bonus program has a maximum bonus opportunity of 200% of the applicable target bonus.

The Compensation Committee determined to maintain full discretion with respect to a portion of the 2022 bonus program as the Company transitions from a fully discretionary bonus program for executive officers to a program based on objective Company performance goals.

Form of PRSU Award Agreement and 2022 Long-Term Incentive Program

On May 20, 2022, the Compensation Committee approved a new form of Performance-Based Restricted Stock Unit Award Notice and Agreement (the “PRSU Award Agreement”) for grants of performance-based restricted stock units (“PRSUs”) under the Porch Group, Inc. 2020 Stock Incentive Plan (the “2020 Stock Plan”). The form of PRSU Award Agreement is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

On May 20, 2022, the Compensation Committee also approved the 2022 long-term incentive program for Messrs. Ehrlichman and Neagle and certain other members of senior management. As of such date, the Compensation Committee granted 2022 annual equity awards to:

●	Mr. Ehrlichman in an aggregate grant value of $5.0 million, consisting of 633,446 PRSUs with a grant value of $3.75 million and 211,149 time-based restricted stock units (“RSUs”) with a grant value of $1.25 million.

●	Mr. Neagle in an aggregate grant value of $2.5 million, consisting of 211,149 PRSUs with a grant value of $1.25 million and 211,149 RSUs with a grant value of $1.25 million.

Such aggregate grant values were substantially consistent with the 2021 long-term incentive program for such executive officers. The grant values were denominated in RSU awards and PRSU awards based on the 30-day volume-weighted average price of a share of common stock of the Company (the “Common Stock”) ending on April 29, 2022 (the “VWAP Common Stock Price”). The RSU and PRSU awards were granted subject to the RSU award agreement previously approved by the Compensation Committee (the “RSU Award Agreement”) and the PRSU Award Agreement, respectively, and the 2020 Stock Plan. Each RSU and PRSU represents the right to receive, upon vesting and satisfaction of any performance conditions, one share of Common Stock.

2022 RSU Awards

The RSU awards will vest 25% on April 1, 2023, then 1/6th of the remaining RSUs shall vest every 6 months for the next 36 months, subject to the individual’s employment or service with the Company as contemplated in the RSU Award Agreement as well as the terms of their employment agreements.

2022 PRSU Awards

The PRSU awards are subject to two performance goals each year over a three-year performance period (each year, an “Achievement Period”):

●	absolute share price, based upon the closing price of a share of Common Stock being equal to or greater than the specified prices (which were calculated based upon compound growth rates of the VWAP Common Stock Price) set forth in the performance grid over any 20 trading days within any 30 consecutive trading-day period during the applicable Achievement Period (the “Absolute Share Price”), and

●	trailing twelve-month revenue (the “TTM Revenue Condition”), based upon the Company’s actual annual revenue achieving at least 80% of the revenue as set forth in the Board-approved Company budget for the fiscal year that ends on December 31 of the applicable Achievement Period; provided that, if the TTM Revenue Condition was not achieved in the prior Achievement Period, the revenue set forth in the budget for the next fiscal year will be increased by the percentage difference between actual revenue and the TTM Revenue Condition for the prior Achievement Period prior to the application of the 80% calculation.

For the Achievement Periods in each of 2022, 2023 and 2024, the participant can earn 50% and 100% of one-third of the PRSUs (with straight-line interpolation between threshold and target) based upon the Absolute Share Price exceeding threshold and target amounts, provided that the TTM Revenue Condition target is also met for the applicable Achievement Period. For the Achievement Period in 2024, the participant can also earn up to 200% of the full PRSU award if the Absolute Share Price exceeds target and maximum amounts and the TTM Revenue Condition target is met for 2024; provided, that the maximum payout of the PRSU award is 200% of the target PRSUs for all Achievement Periods.

Any earned PRSUs will vest as of the Compensation Committee’s determination of actual performance following the Achievement Period in 2024, subject to the individual’s employment or service with the Company as contemplated in the PRSU Award Agreement as well as the terms of their employment agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Form of Senior Level Performance Bonus Plan
10.2*	Form of Performance-Based Restricted Stock Unit Award Notice and Agreement (Initial Awards in 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel

Date: May 20, 2022